SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

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Aviall, Inc.

(Name of Registrant as Specified in Its Charter)

The Boeing Company

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Filed by The Boeing Company

Pursuant to Rule 14a-12

of the Securities Exchange Act of 1934

Subject Company: Aviall, Inc.

Commission File No.: 1-12380

News Release

The Boeing Company
100 Riverside Plaza
Chicago, IL 60606-1596
www.boeing.com

Boeing to Acquire Aviall to Enhance Its Growing Services Businesses

•	Boeing reaches agreement to acquire Aviall, Inc. for $48 per share or $1.7 billion, plus the assumption of approximately $350 million of debt.

•	Aviall is the largest independent provider of new aviation parts and services in the aerospace industry.

•	Aviall expands Boeing’s leadership in Integrated Materials Management and positions the company for faster growth in a $25 billion industry of new aviation parts and services.

•	The acquisition of Aviall is expected to be modestly accretive to Boeing’s earnings in 2007 and have an immaterial earnings impact in 2006.

CHICAGO, May 1, 2006 – The Boeing Company [NYSE: BA] and Aviall, Inc. [NYSE: AVL] announced today that they have entered into a definitive agreement for Boeing’s acquisition of Aviall in an all cash merger for $48 per share or $1.7 billion. Boeing will also assume approximately $350 million of net debt as part of the transaction.

Aviall is the largest independent provider of new aviation parts and services in the aerospace industry. Its capabilities include global parts distribution and supply chain services for aerospace, defense and marine industries worldwide. Aviall’s 2005 revenue was $1.3 billion, with more than 25 percent growth expected in 2006.

“The aviation services market offers us tremendous opportunities to profitably grow our business, internally and externally, to better serve our commercial and military customers,” said Boeing Chairman, President and Chief Executive W. James McNerney. “This acquisition is uniquely powerful in that it leverages the strong and growing services units of both our commercial and military businesses. It demonstrates our commitment to create a Boeing that is more than just the sum of its parts,” McNerney said.

“We are delighted to become part of The Boeing Company,” said Paul Fulchino, chairman, president and chief executive officer of Aviall. “Our combined industry knowledge creates a dynamic team that will continue to enable our customers to achieve greater efficiency, operational savings and profitability.”

Aviall will report to Boeing Commercial Aviation Services and operate as a wholly-owned subsidiary. Commercial Aviation Services offers Integrated Materials Management (IMM) services to airline customers. Through this program, Boeing and selected suppliers maintain an airline’s inventory of maintenance supplies – including spare parts – and provide items only as needed, reducing the airline’s cost and complexity of doing business. Aviall’s parts ordering and supply chain management capabilities will also be utilized by Boeing’s Integrated Defense Systems’ Support Systems business.

“Aviall will quickly become an integral part of our Commercial Aviation Services business and accelerate our Integrated Materials Management program,” said Alan Mulally, Boeing Commercial Airplanes president and CEO. “Aviall is customer focused, has a strong growth plan and proven track record of solid financial performance. It is a perfect fit for our strategy of providing supply chain management solutions that help our airline and military customers operate more efficiently and productively,” Mulally said. Commercial Aviation Services is led by Lou Mancini, vice president and general manager.

The completion of the transaction is subject to customary conditions and relevant authorities’ approval and is expected to close by the end of the third quarter 2006. Boeing plans to fund the transaction with existing cash. The acquisition is expected to be modestly accretive to Boeing’s earnings in 2007 and have an immaterial earnings impact in 2006.

With approximately 1,000 employees, Aviall is headquartered in Dallas with customer service centers located in North America, Europe and Asia. As the world’s largest independent provider of new aviation parts and related aftermarket services, Aviall markets and distributes products for approximately 220 manufacturers and offers approximately 700,000 catalog items. Aviall also offers a full line of aviation batteries, hoses, wheels and brakes, and paint services.

For more information on Aviall, see its World Wide Web site at www.aviall.com.

Additional Information and Where to Find It

This press release may be deemed to be solicitation material in respect of the proposed merger of Aviall and Boeing. In connection with the proposed merger, Aviall plans to file a proxy statement with the SEC. INVESTORS AND SECURITY HOLDERS OF AVIALL ARE ADVISED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THOSE DOCUMENTS WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER. The final proxy statement will be mailed to stockholders of Aviall. Investors and security holders may obtain a free copy of the proxy statement when it becomes available, and other documents filed by Aviall with the SEC, at the SEC’s web site at http://www.sec.gov. Free copies of the proxy statement, when it becomes available, and Aviall’s other filings with the SEC may also be obtained from Aviall. Free copies of Aviall’s filings may be obtained by directing a request to Aviall, Inc., 2750 Regent Boulevard, DFW Airport, Texas, 75261, Attention: Secretary.

Aviall, Boeing and their respective directors, executive officers and other members of their management and employees may be deemed to be soliciting proxies from Aviall’s stockholders in favor of the proposed merger. Information regarding Aviall’s directors and executive officers is available in Aviall’s proxy statement for its 2006 annual meeting of stockholders, which was filed with the SEC on April 27, 2006. Information regarding Boeing’s directors and executive officers is available in Boeing’s proxy statement for its 2006 annual meeting of stockholders, which was filed with the SEC on March 24, 2006. Additional information regarding the interests of such potential participants will be included in the proxy statement and the other relevant documents filed with the SEC when they become available.

Forward-Looking Information Is Subject to Risk and Uncertainty

Certain statements in this report may constitute “forward-looking” statements within the meaning of the Private Litigation Reform Act of 1995. Words such as “expects,” “intends,” “plans,” “projects,” “believes,” “estimates,” and similar expressions are used to identify these forward-looking statements. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Forward-looking statements in this press release include, among others, statements regarding future results as a result of our growth and productivity initiatives, our 2006 and 2007 financial outlook and the benefits of the new IDS structure. Forward-looking statements are based upon assumptions as to future events that may not prove to be accurate. Actual outcomes and results may differ materially from what is expressed or forecasted in these forward-looking statements. As a result, these statements speak only as of the date they were made and we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Our actual results and future trends may differ materially depending on a variety of factors, including the continued operation, viability and growth of major airline customers and non-airline customers (such as the U.S. Government); adverse developments in the value of collateral securing customer and other financings; the occurrence of any significant collective bargaining labor dispute; our successful execution of internal performance plans including our company-wide growth and productivity initiatives, production rate increases and decreases (including any reduction in or termination of an aircraft product), acquisition and divestiture plans, and other cost-reduction and productivity efforts; charges from any future SFAS No. 142 review; an adverse development in rating agency credit ratings or assessments; the actual outcomes of certain pending sales campaigns and the launch of the 787 program and U.S. and foreign government procurement activities, including the uncertainty associated with the procurement of tankers by the U.S. Department of Defense (DoD) and funding of the C-17 program; the cyclical nature of some of our businesses; unanticipated financial market changes which may impact pension plan assumptions; domestic and international competition in the defense, space and commercial areas; continued integration of acquired businesses; performance issues with key suppliers, subcontractors and customers; significant disruption to air travel worldwide (including future terrorist attacks); global trade policies; worldwide political stability; domestic and international economic conditions; price escalation; the outcome of political and legal processes, changing priorities or reductions in the U.S. Government or foreign government defense and space budgets; termination of government or commercial contracts due to unilateral government or customer action or failure to perform; legal, financial and governmental risks related to international transactions; legal and investigatory proceedings; tax settlements with the IRS and various states; U.S. Air Force review of previously awarded contracts; and other economic, political and technological risks and uncertainties. Additional information regarding these factors is contained in our SEC filings, including, without limitation, our Annual Report on Form 10-K for the year ended December 31, 2005 and the Quarterly Report on Form 10-Q for the quarter ended March 31, 2006.